Exhibit 99.1

OMNIQ REPORTS SIGNIFICANT FINANCIAL IMPROVEMENTS FOCUSING ON PROFITABILITY AND OPERATIONAL EFFICIENCY IN Q1 2024 EARNINGS

Salt Lake City, May 15, 2024 — omniQ Corporation (OTC PINK: OMQS) (“omniQ” or “the Company”), a leading provider of Artificial Intelligence (AI)-based solutions, today reported substantial progress towards achieving financial stability in its quarterly earnings for Q1 2024. The Company has demonstrated a commendable reduction in operational costs and enhanced sales performance, underscoring its commitment to excellence and shareholder value.

FINANCIAL HIGHLIGHTS:

●	Strong Revenue Growth: Our first quarter revenue increased by 14% to $18.3M, compared to the last quarter of 2023.

●	Record Gross Margin: We achieved a record-high gross margin of 28% in Q1, a significant improvement from 21% in the same quarter last year and 13% in the last quarter of 2023.

●	Improved Profitability: Our gross profit for the quarter soared by 142% from Q4 2023, reaching $5.0 million.

●	Reduced Expenses: Selling, general, and administrative (SG&A) expenses were reduced by 18%, contributing to an overall 18% decrease in total operating expenses compared to Q1 of last year.

●	Focusing on Profitability: Our operating loss decreased by 37%, from $2 million in Q1 2023 to $1.3M in Q1 2024. Net loss also decreased by $1.4 million or 40% in the same period of 2023.

FIRST QUARTER 2024 FINANCIAL RESULTS

Our focus remains on growth and profitability. In the first quarter of 2024, our company demonstrated robust sales performance, with operations generating revenues of $18.3 million—an increase of $2.2 million or 14% from the previous quarter. This period also saw a significant reduction in operational losses, decreasing by 1.4 million or 18% compared to Q4 2023. Looking at year-over-year, it is even stronger. Operational losses are down 37% to $1.3 million compared to a $2 million loss in the same quarter of the previous year.

Furthermore, the basic loss per share from continuing operations improved notably, reduced to ($0.20) from ($0.45) per share in Q1 2023. Our comprehensive loss, which includes the effects of foreign currency translation, was reduced by $1.2 million, or 39%. A key component of these improvements was our effective cost management strategy, which led to an 18% reduction in selling, general, and administrative expenses, totaling $5.6 million, down from $6.8 million in the first quarter of the prior year, primarily due to our aggressive cost savings plan.

These efforts not only demonstrate our commitment to operational excellence but also reflect our focus on enhancing shareholder value, evidenced by a 37% reduction in operational losses year-over-year.

ADDITIONAL Q1 AND RECENT EVENTS

Strategic Expansion in Airport and Security Operations:

●	DFW Airport Upgrade: Continuing enhancements in our airport business with advanced AI-Machine Vision solution upgrade at Dallas-Fort Worth International Airport.

●	Homeland Security: Integrated AI-Machine Vision solutions purchased for a critical homeland security project.

Fintech Developments:

●	Deployed self-service interactive consumer management kiosks at Israel’s largest energy company.

●	Secured a contract with a major U.S.-based restaurant chain for our self-ordering platform.

●	Implemented a new fintech solution at Ben-Gurion Airport, improving traveler experience with self-ordering kiosks.

●	Won contract to supply proprietary fintech solutions to one of Israel’s largest fast food (QSR) chains.

Strong IoT Business:

●	Secured over $5 million in purchase orders from one of the largest U.S. food and drug chains and Nestle International.

●	Upgrading systems across 450 sporting goods stores for a major U.S. retailer.

Strategic Business Moves:

●	New Product Launch: Introduced seeQ, our new product with capabilities that are currently purchased by AI machine-vision customers, with a strategic plan to expand to new markets. This is a SaaS product, creating an ongoing stream of revenue.

●	Acquired Codeblocks Ltd., a leading fintech software developer, expanding our strategic capabilities in the fast-growing fintech market.

SHAREHOLDER UPDATE

As we navigate through a transformative period at OMNIQ Corp., we wish to update you on several critical aspects of our strategy and operational focus. First, we have submitted an application to list the trading of our common stock to the OTCQX marketplace from the current listing on the OTC PINK marketplace. The listing of the Company’s common shares on OTCQX remains subject to the approval of OTCQX and the satisfaction of applicable listing requirements. The Company meets several of the OTCQX listing requirements, and the Company confirms that the uplisting of the Company’s common stock to the OTCQX would not change the trading symbol or cusip number. No action by the OMNIQ stockholders is required.OTCQX is the top tier of three markets organized by OTC Markets Group Inc. for trading over-the-counter securities and is designed for established, investor-focused U.S. and international companies. In the event that we do not meet the OTCQX standards related to our market cap, we intend to OTCQB.

“We view the current situation as a temporary phase in our ongoing strategy focused on growth and profitability. We are actively executing our strategic plan and exploring every avenue to ensure a swift return to a national exchange listing. In the interim, OMNIQ will continue trading on the OTC market and we have taken steps to be listed on the OTCQX, the premier tier of the OTC markets, reflecting our commitment to high standards and transparency,” said Shai Lustgarten, CEO of OMNIQ,

“Please be assured that OMNIQ remains diligent in fulfilling all SEC requirements and filings. Our commitment to growth is unwavering, as evidenced by our consistent acquisition of new customers and the expansion of our business with existing Fortune 100 customers. We are confident in the strength of our partnerships and our proven business model, which we believe will drive our return to profitability and sustain our long-term success.”

Next, we will discuss our Strategic plan for operational efficiency. Our management team is deeply committed to enhancing operational efficiency. We have implemented strategic measures aimed at reducing costs and increasing revenues. These initiatives are designed to streamline our operations and optimize our resource allocation, setting a robust path towards sustained profitability. This includes measures such as concentrating our sales efforts toward higher profit products, reducing operational costs without reducing operational efficiency, expanding product lines in large-growing markets, utilizing existing relationships and coming out with products that add value to those customers on a subscription basis, and more. This plan is showing results when looking at our Q1 financial numbers and we are expecting to see further improvements in Q2 and beyond until we regain profitability.

Now, we’ll talk about Fintech. The fintech market is experiencing rapid growth, driven by increasing demand for technology-driven financial solutions. This expansion presents significant opportunities for OMNIQ, as our innovative solutions are well-aligned with the current market needs and we believe that we are in a good position to provide these solutions to both new and existing customers.

Across the industries we operate in, trends such as digital transformation, AI integration, and automated solutions are influencing market dynamics. We are actively leveraging these trends to enhance our product offerings and stay ahead in competitive markets. OMNIQ continues to distinguish itself from competitors through advanced technology solutions and strategic partnerships. We believe that our focus on customer-centric innovations and operational excellence positions us strongly against competitors in all our markets.

Finally, we are pleased to announce the appointment of a new board member, Israel Singer who brings extensive experience and expertise. This addition will undoubtedly strengthen our board’s strategic oversight and contribute to our overall corporate governance.

“This quarter, omniQ has made significant strides towards financial stability. We’ve successfully streamlined operations and managed costs effectively, leading to a noticeable decrease in losses. Our focused efforts are not only improving our bottom line but also driving substantial growth in sales. This progress is a clear indicator of our commitment to operational excellence and value creation for our shareholders’” – CEO Shai Lustgarten

ABOUT OMNIQ:

OMNIQ Corp. is at the forefront of technological innovation, focusing on advanced AI technologies for computer and machine vision image processing. The company develops a variety of products including data collection systems, real-time surveillance, and monitoring tools. These products are essential for sectors like supply chain management, homeland security, public safety, and traffic & parking management, helping to ensure the secure and efficient movement of people, goods, and information through critical locations such as airports, warehouses, and national borders.

OMNIQ serves a diverse clientele, including government agencies and Fortune 500 companies across industries such as manufacturing, retail, distribution, healthcare, transportation, logistics, food and beverage, and the oil, gas, and chemical sectors. By integrating OMNIQ’s cutting-edge solutions, these organizations are better equipped to manage the complexities of their industries, enhancing their operational capabilities.

Financially, OMNIQ is strategically positioned in rapidly growing markets. The Company is making significant inroads into the Global Safe City market, projected to reach $67.1 billion by 2028, the smart parking market, expected to grow to $16.4 billion by 2030, and the fast-casual restaurant sector, anticipated to reach $209 billion by 2027, and the fintech market projected to grow to $1,152 billion by 2032. These market projections indicate strong potential for growth and the increasing demand for advanced AI technology solutions in these sectors.

INFORMATION ABOUT FORWARD LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate,” “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at SEC.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

Contact

IR@omniq.com

OMNIQ CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
(In thousands, except share and per share data)	March 31, 2024	December 31, 2023
	(UNAUDITED)
ASSETS
Current assets
Cash and cash equivalents	$881	$1,678
Accounts receivable, net	18,429	18,654
Inventory	5,676	6,028
Prepaid expenses	806	969
Other current assets	319	25
Total current assets	26,111	27,354

Property and equipment, net of accumulated depreciation of $1,782 and $1,030 respectively	981	1,066
Goodwill	2,891	1,788
Trade name, net of accumulated amortization of $4,888 and $4,564, respectively	1,312	1,377
Customer relationships, net of accumulated amortization of $11,950 and $11,001, respectively	3,575	3,777
Other intangibles, net of accumulated amortization of $1,675 and $2,216, respectively	478	504
Right of use lease asset	1,548	1,862
Other assets	1,965	1,758
Total Assets	$38,861	$39,486

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$57,145	$56,741
Line of credit	391	240
Accrued payroll and sales tax	2,311	1,537
Notes payable – current portion	9,451	10,196
Lease liability – current portion	758	885
Other current liabilities	2,430	3,106
Total current liabilities	72,486	72,705

Long term liabilities
Accrued interest and accrued liabilities, related party	73	73
Notes payable, less current portion	1,392	265
Lease liability	820	1,011
Other long-term liabilities	619	452
Total liabilities	75,390	74,506

Stockholders’ equity (deficit)
Series A Preferred stock; $0.001 par value; 2,000,000 shares designated, 0 shares issued and outstanding	-	0
Series B Preferred stock; $0.001 par value; 1 share designated, 0 shares issued and outstanding	-	0
Series C Preferred stock; $0.001 par value; 3,000,000 shares designated, 502,000 shares issued and outstanding, respectively	1	1

Common stock; $0.001 par value; 15,000,000 shares authorized; 10,690,211 and 10,675,802 shares issued and outstanding, respectively.	11	11
Additional paid-in capital	78,639	78,340
Accumulated (deficit)	(115,972)	(113,923)
Accumulated other comprehensive income	792	551
Total OmniQ stockholders’ equity (deficit)	(36,529)	(35,020)

Total liabilities and equity (deficit)	$38,861	$39,486

OMNIQ CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	For the Three months ended March 31,
(In thousands, except share and per share data)	2024	2023
Revenues	$18,317	$27,821

Cost of goods sold	13,259	22,099

Gross profit	5,058	5,722

Operating expenses
Research & Development	405	423
Selling, general and administrative	5,565	6,766
Depreciation	116	108
Amortization	231	436
Total operating expenses	6,317	7,733
Loss from operations	(1,259)	(2,011)

Other income (expenses):
Interest expense	(917)	(938)
Other (expenses) income	31	(751)
Total other expenses	(886)	(1,689)
Net Loss Before Income Taxes	(2,145)	(3,700)
Provision for Income Taxes
Current	47	193
Total Provision for Income Taxes	47	193

Net Loss	$(2,098)	$(3,507)
Foreign currency translation adjustment	241	457
Comprehensive loss	$(1,857)	$(3,050)
Reconciliation of net loss to net loss attributable to common shareholders
Net loss	$(2,098)	$(3,507)
Less: Dividends attributable to non-common stockholders’ of OmniQ Corp	(7)	(8)
Net loss attributable to common stockholders’ of OmniQ Corp	$(2,105)	$(3,515)
Net (loss) per share - basic attributable to common stockholders’ of OmniQ Corp	$(0.20)	$(0.45)
Weighted average number of common shares outstanding - basic	10,688,340	7,749,870

OMNIQ Corp.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

	The three months ended
(In thousands)	March 31,
Adjusted EBITDA Calculation	2024	2023

Net loss	(2,098)	(3,507)
Depreciation & amortization	347	544
Interest expense	917	938
Income taxes	(47)	(193)
Stock compensation	517	516
Nonrecurring loss events	(232)	1,036
Adjusted EBITDA	(596)	(666)

Total revenues, net	18,317	27,821
Adjusted EBITDA as a % of total revenues, net	(3.26%)	(2.39%)